As filed with the Securities and Exchange Commission on August 7, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S–8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Generac Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-5654756
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Generac Holdings Inc.
S45 W29290 Hwy. 59
Waukesha, Wisconsin 53189
(Address of Principal Executive Offices, Including Zip Code)

Generac Holdings Inc. Amended and Restated 2010 Equity Incentive Plan
(Full Title of Plan)

York Ragen
Chief Financial Officer
Generac Holdings Inc.
S45 W29290 Hwy. 59
Waukesha, Wisconsin 53189
(262) 544-4811
(Name and Address, Including Zip Code,
and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Rod Rogahn, Esq.
General Counsel and Vice President
Generac Holdings Inc.
S45 W29290 Hwy. 59
Waukesha, Wisconsin 53189
(262) 544-4811

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer X	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	2,500,000 shares	$22.67	$56,675,000	$6,494.96

(1)           The securities to be registered are issuable under the Generac Holdings Inc. Amended and Restated 2010 Equity Incentive Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)           Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act on the basis of the average of the high and low sales prices per share of the common stock, par value $0.01 per share, of Generac Holdings Inc. as reported by the New York Stock Exchange on August 1, 2012.

TABLE OF CONTENTS

Page
EXPLANATORY NOTE	II-1
PART II	II-1
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT	II-1
Item 3. Incorporation of Documents by Reference.	II-1
Item 5. Interests of Named Experts and Counsel.	II-1
Item 8. Exhibits.	II-1
SIGNATURES EXHIBIT INDEX	II-2 II-3

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 2,500,000 shares of the common stock, par value $0.01 per share (“Common Stock”), of Generac Holdings Inc. (the “Registrant”) that may be issued and sold under the Generac Holdings Inc. Amended and Restated 2010 Equity Incentive Plan (the “Plan”).  The Registrant’s stockholders approved the addition of these shares to the Plan at the Registrant’s 2012 Annual Meeting of Stockholders on June 13, 2012.

The contents of the Registrant’s previously filed Registration Statement on Form S-8 (Reg. No. 333-164851) filed with the Securities and Exchange Commission (the “Commission”) on February 11, 2010 are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                    Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission, except to the extent that any portion of such documents is “furnished” to the Commission:

• The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011;

• The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012;

• The Registrant’s Current Reports on Form 8-K filed with the Commission on February 10, 2012, March 16, 2012, March 19, 2012, May 11, 2012, May 31, 2012 and June 13, 2012;

•     The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-162590), which description is incorporated by reference into the Form 8-A filed with the Securities and Exchange Commission on February 8, 2010, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of further updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents, except to the extent that any portion of such documents is “furnished” to the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.                    Interests of Named Experts and Counsel.

Mr. Rogahn owns and has other interests in shares of common stock of the Registrant.

Item 8.                    Exhibits.

Exhibit No.	Description

4.1
Generac Holdings Inc. Amended and Restated 2010 Equity Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement relating to its 2012 Annual Meeting of Stockholders, filed with the Commission on April 27, 2012).

5.1	Legal Opinion of General Counsel of Generac Holdings Inc.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of General Counsel of Generac Holdings Inc. (included in Exhibit 5.1).

24.1	Power of Attorney (contained in the signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukesha, State of Wisconsin, on this 7th day of August, 2012.

GENERAC HOLDINGS INC.

By:	/s/ Aaron Jagdfeld
Name:	Aaron Jagdfeld
Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS THAT each person whose signature appears below constitutes and appoints Aaron Jagdfeld and York A. Ragen, and each of them with full power to act without the other, true and lawful attorneys-in-fact and agents, with the power of substitution and resubstitution in each of them, his true and lawful attorney-in-fact, with full power and authority, for the purpose of executing, in the name and on behalf of the undersigned as a director of Generac Holdings Inc., a Delaware corporation, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or their substitutes, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as this 7th day of August, 2012.

Signature	Title

/s/ AARON JAGDFELD	President, Chief Executive Officer and Director
Aaron Jagdfeld

/s/ YORK A. RAGEN	Chief Financial Officer and Chief Accounting Officer
York A. Ragen

/s/ JOHN D. BOWLIN	Director
John D. Bowlin

/s/ BARRY J. GOLDSTEIN	Director
Barry J. Goldstein

/s/ EDWARD A. LEBLANC	Director
Edward A. LeBlanc

/s/ ROBERT D. DIXON	Director
Robert D. Dixon

/s/ STEPHEN MURRAY	Director
Stephen Murray

/s/ TIMOTHY WALSH	Director
Timothy Walsh

/s/ DAVID A. RAMON	Director
David A. Ramon

EXHIBIT INDEX

No.	Description

4.1
Generac Holdings Inc. Amended and Restated 2010 Equity Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement relating to its 2012 Annual Meeting of Stockholders, filed with the Commission on April 27, 2012).

5.1	Legal Opinion of General Counsel of Generac Holdings Inc.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of General Counsel of Generac Holdings Inc. (included in Exhibit 5.1).

24.1	Power of Attorney (contained in the signature page hereto).